Press Release #201313	FOR IMMEDIATE RELEASE	November 4, 2013

Enertopia Targets Canadian Medical Marijuana Business

VANCOUVER, BC – November 4, 2013 - Enertopia Corporation (ENRT-OTCBB) (TOP-CNSX) (the "Company" or "Enertopia") announces that the Company has signed an LOI ( Letter Of Intent) with a private company currently producing, cultivating and selling Medical Marijuana in Canada under the current Health Canada Medical Marihuana Access Program (MMAP).

"The Canadian government predicts a $1.3 billion industry in 10 years, and industry experts believe estimates could be closer to $2.6 billion by 2016. From our perspective, Enertopia is uniquely positioned by being a publically traded company in both the USA and Canada with our headquarters in British Columbia, Canada. We believe we are the only public company of our kind participating in this rapidly growing business opportunity," stated Robert McAllister, President and CEO for Enertopia Corp.

"We applaud the fact that Canada has embarked on a historic and ambitious move, giving rise to a new and emerging industry that could eventually top several billion dollars and count half a million patients within Canada. We believe the industry won't face most of the legal risks and hurdles associated with growing and selling marijuana in the United States, because of existing federal legislation that governs the cultivation of marijuana in Canada. With the new rule changes in Canada likely to eliminate some 25,000 private home growers by March 31st 2014, patients will only be able to receive medical marijuana directly through approved and licensed producers. It is here where we see Enertopia capitalizing on the consolidation opportunity from the current system: small independent operators will be challenged to comply with the stricter new legislative requirements, while larger entities operating only the most trusted and secure systems have the ability to thrive," further stated McAllister.

Enertopia issued 10,000,000 shares on signing the LOI and will issue an additional 10,000,000 shares and $1,375,000 dollars to earn up to a 51% interest in the private operation over 4 years.

The Senior Qualified Person in charge of the private medical marijuana operation will join the Enertopia Board of Directors upon closing of the definitive agreement.

The private company has applied for a new medical marihuana license under the new Medical for Marihuana Regulations Purposes (MMRP) program. The current operation already meets many of the new and rigorous security features that Health Canada has put in place to ensure the production, quality and security of any operation is of the highest standards.

Below: October Photo of One of the Production Rooms

The securities issued will be subject to a hold period under Rule 144 and any other regulatory requirements.

A finder’s fee may be payable subject to regulatory and exchange approvals.

About Enertopia

Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.765.6412.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company’s successful efforts in the oil and gas sector are dependent on many factors such as but not limited to financing, completion and production and field depletion. Expected field production could be materially different than from expected and past results. There can be no guarantee that the signing of this LOI will result in new projects or partnerships being concluded in the medical marijuana sector and that adequate capital will be sourced to conclude the proposed transaction, now and into the future. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of resource projects provides no assurance that any particular project will have any material effect on the Company.